EXHIBIT 10.4

MICROCHIP TECHNOLOGY INCORPORATED

2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNITS AGREEMENT
(Foregin)

1.           Grant of Restricted Stock Units.  The Company hereby grants to the Grantee named in the Notice of Grant of Restricted Stock Units (“Grant Notice”) an Award of Restricted Stock Units (“RSU/s”), as set forth in the Grant Notice and subject to the terms and conditions in this Restricted Stock Unit Agreement (“Agreement”) and the Company’s 2004 Equity Incentive Plan (the “Plan”).  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2.           Company's Obligation.  Each RSU represents the right to receive a Share in accordance with the Vesting Period in the Grant Notice.  Unless and until the RSUs vest, the Grantee will have no right to receive Shares underlying such RSUs.  Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.           Vesting Schedule.  Subject to paragraph 4 of this Agreement, the RSUs awarded by this Agreement will vest and all restrictions lapse according to the vesting schedule specified in the Grant Notice.

4.           Forfeiture upon Termination as a Service Provider.  Notwithstanding any contrary provision of this Agreement or the Grant Notice, if the Grantee terminates service as a Service Provider for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5.           Payment after Vesting.  Any RSUs that vest in accordance with paragraph 3 of this Agreement will be paid to the Grantee (or in the event of the Grantee's death, to his or her estate) in Shares, upon satisfaction, as determined by the Company, of any required tax or other withholding as set forth in Section 9 of this Agreement.  The Shares will be issued to the Grantee as soon as practicable after the vesting date, but in any event, within the period ending on the later to occur of the date that is two and a half (2 ½) months from the end of (i) the Grantee’s tax year that includes the applicable vesting date, or (ii) the Company’s tax year that includes the applicable vesting date.

6.           Payments after Death.  Any distribution or delivery to be made to the Grantee under this Agreement will, if the Grantee is then deceased, be made to the administrator or executor of the Grantee’s estate.  Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.           Grant is Not Transferable.  Except to the limited extent provided in paragraph 6 of this Agreement, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

8.           Rights as Stockholder.  Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee or Grantee’s broker or had the Shares electronically transferred to Grantee’s account.

9.  Tax Obligations.  Grantee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Grantee) in accordance with the procedures offered by the Company for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the issuance of Shares pursuant to an RSU Award.  Except as otherwise determined by the Administrator, Grantee also agrees to reimburse or pay the Company (including its Subsidiary) in full, any liability that the Company incurs towards any fringe benefit tax (“FBT”), social tax, or other tax or costs paid or payable in respect of the grant, vesting, delivery, cancellation, or transfer of the RSU or the underlying Shares, within the time and in the manner prescribed by the Company.  The Administrator may in its sole discretion determine whether the minimum required withholding taxes and/or FBT with respect to such RSUs will be paid by selling a portion of vested shares or by direct payment from the Grantee to the Company, by some other method, or by some combination thereof.  Grantee agrees to execute any additional documents requested by the Company for such reimbursement of such taxes to the Company.

The Grantee grants to the Company the irrevocable authority, as agent of Grantee and on his behalf, to sell or procure the sale of sufficient Shares subject to this Award so that the net proceeds receivable by the Company are as far as possible equal to but not less than the amount of any tax the Grantee is liable for (including FBT pursuant to the preceding paragraph) and the Company shall remit any balance to Grantee.

Grantee acknowledges and agrees that the Company may refuse to deliver Shares if Grantee has not made appropriate arrangements with the Company to satisfy the minimum tax withholding requirements or FBT.

10.           Acknowledgments.  The Grantee expressly acknowledges the following:

(a)           The Company (whether or not Grantee’s employer) is granting the Award.  That the grant of the Award, future grants of Awards, and benefits and rights provided under the

Plan are at the complete discretion of the Company and do not constitute regular or periodic payments.  No grant of Awards will be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant.  The benefits and rights provided under the Plan are not to be considered part of Grantee’s salary or compensation for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind.  Grantee waives any and all rights to compensation or damages as a result of the termination of employment with the Company or its subsidiaries for any reason whatsoever insofar as those rights result or may result from:

(i)           the loss or diminution in value of such rights under the Plan, or

(ii)           Grantee ceasing to have any rights under, or ceasing to be entitled to any rights under the Plan as a result of such termination.

(b)           The Company has the right, at any time to amend, suspend or terminate the Plan.  The Plan will not be deemed to constitute, and will not be construed by Grantee to constitute, part of the terms and conditions of employment, and that the Company will not incur any liability of any kind to Grantee as a result of any change or amendment, or any cancellation, of the Plan at any time.

(c)           The Grantee's employment with the Company and its Subsidiaries is not affected at all by any Award and it is agreed by the Grantee not to create an entitlement.  Accordingly, the terms of the Grantee's employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Grantee (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Grantee at any time for any reason whatsoever, with or without good cause or notice, except as may be expressly prohibited by the laws of the jurisdiction in which the Grantee is employed.

(d)           By entering into this Agreement, and as a condition of the grant of the Award, Grantee consents to the collection, use, and transfer of personal data as described in this subsection to the full extent permitted by and in full compliance with Applicable Law.

(i)           Grantee understands that the Company and its Subsidiaries hold certain personal information about the Grantee, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Awards or other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in Grantee’s favor, for the purpose of managing and administering the Plan (“Data”).

(ii)           Grantee further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration, and management of Grantee’s participation in the Plan, and that the Company and/or its Subsidiary may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan (“Data Recipients”).

(iii)           Grantee understands that these Data Recipients may be located in Grantee’s country of residence or elsewhere, such as the United States.  Grantee authorizes the Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Grantee’s participation in the Plan, including any transfer of such Data, as may be required for Plan administration and/or the subsequent holding of Shares on Grantee’s behalf, to a broker or third party with whom the Shares acquired on exercise may be deposited.

(iv)           Grantee understands that Grantee may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw Grantee’s consent herein in writing by contacting the Company.  Grantee further understands that withdrawing consent may affect Grantee’s ability to participate in the Plan.

(e)           Choice of Language.

(i)           For Employees of Canadian Locations:  The undersigned agrees that it is his or her express wish that this form and all documents relating to his participation in the scheme be drawn in the English language only.  Le soussigné convient que sa volonté expresse est que ce formulaire ainsi que tous les documents se rapportant à sa participation au régime soient rédigés en langue anglaise seulement.

(ii)           For Employees of Locations Other than Canada:  Grantee has received this Agreement and any other related communications and consents to having received these documents solely in English.

11.           Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12.           Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Grantee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13.           Administrator Authority.  The Administrator has the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application thereof as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Grantee, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Grant Notice or this Agreement.

14.           Notice Requirement.  Where there is a legal requirement for any notice or document to be sent to any person by any other person, it shall be considered sent if an electronic transmission of the relevant information is sent in a form previously determined as being acceptable to the Administrator.  For the avoidance of doubt, the Administrator may dispense with the requirement to tender a certificate on the issuance of Shares under an RSU Award where the Administrator authorizes any system permitting electronic notification.

15.           Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 2355 West Chandler Boulevard, Chandler AZ 85224, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically.

16.           Entire Agreement; Governing Law.  The Plan and Grant Notice are incorporated herein by reference.  The Plan, Grant Notice and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and Grantee.  The Company will administer the Plan from the United States of America.  This Agreement, the Grant Notice and all Awards are governed by the internal substantive laws, but not the choice of law principles, of the State of Arizona, United States of America.

By Grantee’s signature or electronic acceptance, Grantee agrees that this Award is granted under and governed by the terms and conditions of the Plan, the Grant Notice and this Agreement.  Grantee has reviewed the Plan, the Grant Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executingthis Agreement and fully understands all provisions of the Plan, the Grant Notice and this Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Grant Notice and this Agreement.

GRANTEE	MICROCHIP TECHNOLOGY INCORPORATED
______________________________________	By _____________________________________
Signature	Steve Sanghi, President and CEO
______________________________________
Print Name ______________________________________
Date